NSAR

	Exhibit 77O
	811-01716

Securities Purchased in Underwritings Involving Transactions with
Sanford C. Bernstein and Co.
Subject to Rule 10f-3 Under the Investment Company Act of 1940

10f-3 Transactions <> July through September 2013

AB Cap Fund- Small Cap Growth Fund






Security



Date
Purchased



Shares
Purchased


Price
per
Share



Underwriting
Concession
Shares
Purchased
by AB
including
the Funds


Total
Shares
Offered

% of
Offering
Purchased
by AB
including
the Funds




Purch.
From


Shares
Held
9/30/13


Price
per
Share
9/30/13
Foundation
Medicine
Inc.
9/24/13
16,221
$18.00
$1.2600
125,000
5,888,888
2.12%
Goldman
Sachs
0
-












With respect to the transactions, the
issuer (including the operations of any
predecessors) had been in business
for a period of at least three years,
and the securities purchased were (1)
part of an issue registered under the
Securities Act of 1933 and offered to
the public, (2) purchased prior to the
end of the first day on which any sales
were made, at a price not more than
the price paid by each other
purchaser of securities in the offering
or in any concurrent offering of the
securities if not offered for
subscription upon exercise of rights
or, if so offered, purchased on or
before the fourth day preceding the
day on which the rights offering
terminated, and (3) offered pursuant
to an underwriting or similar
agreement under which the
underwriters were committed to
purchase all of the securities offered,
except those purchased by others
pursuant to a rights offering, if the
underwriters purchased any of the securities.

The commission, spread or profit
received or to be received by the
principal underwriters was
determined by the appropriate
officers of the Adviser to be
reasonable and fair compared to
the commission, spread or profit
received by other such persons in
connection with the underwriting of
similar securities sold during a
comparable period of time.

Aggregate purchases by all AB buy-side clients, including the Fund, did not exceed 25% of the pricipal amount of the Offering.

Sanford C. Bernstein & Co., LLC (SCB&Co), an affiliated broker-dealer of the Fund, was a co-manager of the underwriting syndicate for this transaction and was allocated
3.00% of the Offering. Other members of the underwriting syndicate for the Offering were as follows: JPMorgan, Goldman Sachs, and Leerink Swann
LLC.


ablegal -  2131165 v1
ablegal -  2131165 v1